UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2021

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware			20-2311383
(State or Other Jurisdiction of Incorporation)			(IRS Employer Identification No.)

2021 Spring Road Suite 600	Oak Brook	IL	60523
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

In order to incentivize certain officers and employees of TreeHouse Foods, Inc. (the “Company”) to remain with and be committed to the continued success of the Company, the Compensation Committee of the Board of Directors of the Company, in consultation with the Company’s independent compensation consultant, determined it to be appropriate and in the best interests of the Company to grant one-time retention awards, consisting of cash (the “Cash Award”) and restricted stock units (“RSU Award”) as further described below, to William J. Kelley, the Company’s Executive Vice President and Chief Financial Officer, and certain other executives of the Company. The Cash Award for Mr. Kelley is in an amount of $232,278, which is equal to 50% of his 2021 target annual cash incentive amount, and will be payable on March 15, 2022. The RSU Award for Mr. Kelley is in an amount equal to $441,371, which is equal to 50% of his 2021 target long-term equity incentive amount, and will vest in three equal installments on each of the six, twelve and eighteen month anniversaries following the grant date of December 29, 2021, subject to Mr. Kelley continued employment through each such vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	December 30, 2021	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, General Counsel & Corporate Secretary